Calculation of Filing Fee Tables
N-14
Blue Owl Capital Corp
Table 1: Newly Registered Securities
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(a)	500,000,000		$ 7,015,000,000.00	0.0001476	$ 1,035,414.00
Fees Previously Paid
			Total Offering Amounts:				$ 7,015,000,000.00		$ 1,035,414.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,035,414.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The number of shares to be registered represents the maximum number of shares of the Registrant's common stock estimated to be issuable pursuant to the merger agreement described in the enclosed document. Pursuant to Rule 416, this registration statement also covers additional securities that may be issued as a result of stock splits, stock dividends or similar transactions. Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is equal to: (1) $14.03, the average of the high and low prices per share of Blue Owl Capital Corporation III's common stock (the securities to be canceled in the merger) on August 14, 2024, as reported on the New York Stock Exchange multiplied by (2) 500,000,000, the maximum number of shares of common stock of Blue Owl Corporation III that may be exchanged for shares of the registrant's common stock in accordance with the terms of the Merger Agreement.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
500,000,000	$ 14.03	$ 7,015,000,000.00			$ 7,015,000,000.00